Exhibit 4.3

SPECIMEN COMMON STOCK CERTIFICATE

COMMON STOCK

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

SEE REVERSE FOR CERTAIN DEFINITIONS AND RESTRICTIONS

CUSIP 375558 10 3

THIS CERTIFIES THAT

Is the registered holder of:

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUES 001 PER SHARE OF

GILLED SCIENCES INC

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this certificate property endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation and the Bylaws of the Corporation and all amendments thereto, copies of which are on file at the office of the Corporation, in which the holder, by acceptance hereof assents. This certificate is not valid until countersigned and registered by the transfer agent and register.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

CORPORATE SECRETERY

PRESIDENT AND CFO

AND REGISTERED

MEELON INVESTOR SERVICES LLC

TRANSFER AGENT AND REGISTER

AUTHORIZED SIGNATURE

GILEAD SCIENCES, INC.

The Corporation will furnish without charge to each stockholder who so request the powers, designations, preferences and relative. Participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitation, or restrictions of such preferences and/or rights. Such request shall be made to the Corporation’s Secretary at the principal office of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

TEN ENT- as tenants by the entireties

JT TEN – as joint tenant with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT. Custodian

(Cust) (Minor)

Under Uniform Gifts to Minors

Act (state)

UNIF TRF MIN ACT- Custodian (until age)

Under Uniform Transfers

To Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED hereby sell, assign and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR

OTHER INDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

Shares of the Common Stock represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

X

X

NOTICE THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME(s) AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER

SIGNATURE(s) GUARANTEED:

By

THE SIGNATURES(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM PURSUANT TO S E C RULE (7AD-1S